UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2018 (April 3, 2018)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2018, Staffing 360 Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000. In the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, the Company reported a deficiency in stockholders’ equity of ($6,785,000) for the fiscal year then ended. Further, as of April 3, 2018, the Company did not meet the alternative compliance standards under Nasdaq Listing Rule 5550(b) of (i) a market value of listed securities of at least $35,000,000 or (ii) net income from continuing operations of $500,000 in its last completed fiscal year or in two of the last three fiscal years.

The notification letter has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq has provided the Company with 45 calendar days, or until May 18, 2018, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter to regain compliance. If the Company’s plan to regain compliance is not accepted, or if it is accepted and the Company does not regain compliance in the timeframe required by Nasdaq, the Nasdaq staff could provide notice that the Company’s common stock is subject to delisting.

The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with Nasdaq’s minimum stockholders’ equity standard. The Company is confident that it can regain compliance with Nasdaq’s minimum stockholders’ equity standard within the compliance period.  However, there can be no assurance that the Company’s plan will be accepted or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements.

Forward-Looking Statements

Certain matters discussed within this communication are forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning.  Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional target acquisitions, to successfully integrate any newly acquired companies, to organically grow its business, to successfully defend any potential future litigation, changes in local or national economic conditions, the Company’s ability to comply with its contractual covenants, including in respect of its debt, as well as various additional risks, many of which are unknown at this time and generally out of the Company’s control, and which are detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  The Company does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2018	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and CEO